Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-132016) of TD Ameritrade Holding Corporation,

(2)	Registration Statement (Form S-8 No. 333-105336) of TD Ameritrade Holding Corporation,

(3)	Registration Statement (Form S-8 No. 333-86164) of TD Ameritrade Holding Corporation,

(4)	Registration Statement (Form S-8 No. 333-77573) pertaining to the Associates’ 401(k) Profit Sharing Plan and Trust of TD Ameritrade Holding Corporation,

(5)	Registration Statement (Form S-8 No. 333-160073) of TD Ameritrade Holding Corporation,

(6)	Registration Statement (Form S-3 No. 333-163211) of TD Ameritrade Holding Corporation, and

(7)	Registration Statement (Form S-3 No. 333-185286) of TD Ameritrade Holding Corporation;

of our reports dated November 22, 2013, with respect to the consolidated financial statements of TD Ameritrade Holding Corporation and the effectiveness of internal control over financial reporting of TD Ameritrade Holding Corporation included in this Annual Report (Form 10-K) of TD Ameritrade Holding Corporation for the year ended September 30, 2013.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

November 22, 2013